UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2011

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices) (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously announced, on December 23, 2010, Beacon Power Corporation (the “Company”) consummated an underwritten public offering of $10,000,000 stated value of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), warrants to purchase an aggregate of $5,000,000 additional stated value of Preferred Stock (the “Preferred Warrants”) and warrants to purchase an aggregate of 44,582,707 shares of Common Stock (the “Common Warrants”). Each share of Preferred Stock has an initial stated value of $1,000 per share, and an initial conversion price of $0.25234. The shares of Preferred Stock, the Preferred Warrants and the Common Warrants were immediately separable and were issued separately.

Under the terms of the Preferred Warrants, the Company is required to file a Current Report on Form 8-K following an exercise or group of exercises of $500,000 or more of the Preferred Warrants. The Company announces that on January 12, 2011 and January 13, 2011, holders of the Preferred Warrants exercised Preferred Warrants to purchase an aggregate of 506 shares of Preferred Stock. Gross proceeds to the Company from the exercises were $506,000. The Preferred Stock was immediately converted into Common Stock at the conversion price.

Giving effect to exercises of Preferred Warrants and conversions of Preferred Stock through January 14, 2011, there remain outstanding 8,000 shares of Preferred Stock and Preferred Warrants to purchase an additional 4,494 shares of Preferred Stock. The first Dividend Date and Installment Date (each as defined in the Certificate of Designations for the Preferred Stock, which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 22, 2010) will be February 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: January 14, 2011	By:	James M. Spiezio
James M. Spiezio
Chief Financial Officer